EXHIBIT 10.12 AGREEMENT BETWEEN Harrison Digicom AND AMERICAN CAMBODIAN TELECOM LTD.

HARRS AGREEMENT is made and entered into by and between Harrison Digicom, Inc. (hereinafter "HARR"), a Nevada Corporation, with it's operation offices at 3505 Cadillac Avenue, Suite 0-204, Costa Mesa, California 92626 and American Cambodian Telcom Ltd. (hereinafter " ACT"), a Washington Corporation with office at Phsar Thmei 2, Phnom Penh, Kingdom of Cambodia; 12209, Tel: 855-(23) 725-531 Fax: 855 (23) 723-296.

WHEREAS, the Parties intent to enter into an agreement and wish to engage in the business of establishing, marketing, operating under an existing communications license as per exhibit A attached in the Kingdom of Cambodia, that is presently owned by and has clean clear title of all liens and encumbrance.; and

WHEREAS, the Parties intend that ACT will be acquired by HARR for the price of $10,000,000 the value paid in a direct stock swap.

NOWTHEREFORE, in consideration of the mutual promises and covenants exchange herein and other good valuable consideration the receipt and sufficiency of which is hereby acknowledged, HARR and ACT agree as follows:
1 The entire stock in ACT is to be owned one hundred percent (100%) by HARR in exchange for 10,000,000 shares of common shares of HARR, the public company. The agreed price of this acquisition is $10,000,000 in a direct stock swap at a strike price of $1.00 per share of common class restricted in accordance the SEC and a par value of .001. Stock shall be issued upon due diligence by both parties and initial funding.

1.1 Ten percent (10%) of the stock shall be issued upon final consummation of this agreement and HARR has achieved the performance millstone's within this agreement or being release by ACT in writing of any such performance.
1.2 The remaining ninety percent (90%) of stock shall be issued and held in Trust/escrow for a period of two years.

1.3 The Board shall retain all voting rights of said stock until release to ACT.

1.4 The intention of the stock being held in escrow is to ensure a minimum monthly gross revenue for Cambodia is achieved of $1,000,000.
1.5 At the end of two years from the execution of this agreement stock shall be released if ACT has achieved the minimum gross revenue of $1,000,000 or percentage thereof. (Example, ACT monthly revenue is $800,000 than ACT shall receive 80% of said stock held by HARR.

1.6 Escrow/Trust shares shall be issued with the origination date to match this agreement and shall be free trading upon being release to Mr. Carr. Stock shall be issued immediately.
A  This transaction is intended to be a tax-free exchange.
B Mr. Paul Robert Carr shall be required to be retained as the President and Director to ACT and for a period not less than five years as per shown in Exhibit B. Mr. Carr shall also be invited to serve on the Board of ACT and HARR.

4 ACT is the owner of the assets listed as exhibit C attached hereto, and have understood that ownership of these assets are being transferred to HARR in this transaction.
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5  Project funding shall be completed as a joint effort by all parties in the agreement. If for any reason, initial funding is not available in the amount of $100,000 within thirty days, ACT make upon written notice request to immediately unwind this agreement. If Harrison is unable to cure such notice, in 30 days than ACT shall be released immediately without any liabilities under the agreement to include any funds advanced by Harrison. Harrison shall pay 10% of this ($10,000)U.S. Dollars of the initial funding within ten days of after the execution of this agreement or this agreement shall be null and void.

6 The Parties shall each make available to each other, and their respective officers, directors, attorneys, representatives and accountants, such documents, reports, and other information as may be reasonably requested to consummate the several transactions contemplated herein. Any information received by or on behalf of any investigating party shall be deemed confidential information in accordance with the provision of the following paragraph.

7 Each of the Parties hereto shall, and shall cause their respective officers, directors, attorneys, representatives, employees, shareholders, affiliates and agents, to keep confidential as proprietary and privileged information, the negotiations of the Parties respecting the consummation of the transaction contemplated hereby, and any other item which may be expressly identified or noticed as confidential. Notwithstanding the confidential information in order to proceed with the transaction contemplated hereby.

8 The foregoing Agreement is the entire agreement of the Parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings or agreements, this Agreement may be modified only by a writing signed by all parties to this agreement.
9 The Parties represent and warrant that they have the requisite power and authority to enter into the definitive agreements contemplated by this Agreement and that engagement of this agreement will not violate any of the respective Parties' by-laws, articles of incorporation, or the terms of any contract, indenture or mortgage to which any of the Parties is subject to.
10 The Parties hereby state that they, having the benefit of legal counsel, fully understand the terms and conditions of this Agreement.
11 Should any part, term or provision of this Agreement, except material breach items be determined by any tribunal, court or arbitrator to be illegal or invalid, the invalid, the validity of the remaining parts, terms or provision shall not be affected thereby, and the illegal or invalid part, term or provision shall be deemed not to be part of this agreement.
12 The parties agree that the failure of a Party at any time to require performance of any provision of this Agreement shall not affect, diminish, obviate or void in any way the Parties' full right or ability to require performance of the same or any other provision of this Agreement at anytime thereafter.

13 The parties agree that this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one in the same instrument.

14 Mr. Carr/ ACT shall hold Harrison Digicom, Inc. harmless of any and all liabilities of ACT that occurred prior to this transaction. Harrison shall hold Mr. Carr/ACT harmless of any and all liabilities of ACT that occurred prior to this transaction

15 ACT hereby warrants to Harrison Digicom, Inc. that Mr. Carr has clear title to the to 84% of the stock of corporation and all rights to the License as show in exhibit A. The remaining 14% must be purchased from Khmer Sameky TeleCom C. "KST" for a cash transaction of $1.4 Million U.S. Dollars and to finalize the agreement with said party in the next 30 Days.
16 The Agreement shall be governed by the laws of the State of California and shall effect as a sealed instrument.

WHEREAS, the Parties have read the above agreement and attest that they fully understood and knowingly accept its provisions in their entirety without reservation.

Paul Robert Carr, President
American Cambodian Telcom Ltd.

Director
Harrison Digicom, Inc.

Director
Harrison Digicom, Inc.

Dated:1-7-99

Enclosures A,B,C

Exhibit A: Shall Include:
  License for the provision and operation of a CDMA Base Telecommunications System issued by the Kingdom of Cambodia, with Appendix 1 for the provision and operation of paging.
  Joint Venture agreement for the establishment of a Joint Enterprise for a CDMA Based Telecommunications System between Ministry and Telecommunications of Cambodia (MPTC) and Portacom Wireless.
  Letters from Portacom Wireless, Inc. to Mr. Carr dated: January 15,1998 and July 28,1998 signed by Michael A. Richard, CEO Portacom.
  Deposit slip for $200,000.USD made to the Foreign Trade Bank of Cambodia in favor of the MPTC.
  Transfer agreement from Portacom to ACT 4 pages dated and sign on January 15,1998 by Douglas C. Maclellan and Robert Carr.
  Linklaters & Paines opinion letters dated February 20, 1997 and February 21, 1997.
 Dirksen Flipse Doran & LE opinion letter dated February 16, 1997 and February 18, 1997, including copies of license and certificate.
  Peat Marwick Limited letter of February 17, 1997 formation of ACT.   Unmarked
page of bullet points of license and joint venture agreement.
Exhibit B: Shall Include:
  Mr. Carr five year employment contract. Mr. Carr shall be compensated within the Board approved guidelines of HARR. Shall serve as President/CEO of ACT at the grade level E13 (Senior Vice President), salary base of $120,000, 70% bonus and 400,000 stock options released at the rate of 1/5 annually per his employment contract. Mr. Carr shall have full P&L responsibility for ACT and sole discretionary power to hire, promote, remove and terminate all personnel within the HARR guidelines.

Exhibit C: Shall Include:
Item A of Exhibit A
Item B of Exhibit A
Item D of Exhibit A